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Exhibit 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-2 No. 333-114247) and related Prospectus of Cellegy Pharmaceuticals, Inc. for the registration of 4,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 13, 2003 (except for Note 13, as to which the date is March 24, 2004) with respect to the consolidated financial statements of Cellegy Pharmaceuticals, Inc. as of December 31, 2002 and for each of the two years in the period ended December 31, 2002, included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Palo Alto, California
September 3, 2004

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  Exhibit 23.2
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS